Exhibit 10.1
MASTER EXCHANGE AGREEMENT
          This Master Exchange Agreement (this “Agreement”) is entered into as of March 25, 2009, (the “Effective Date”) among
          Arcadia Resources, Inc., a corporation organized and existing under the laws of the State of Nevada (USA), whose principal place of business is located at 9229 Delegates Row, Suite 260, Indianapolis, IN 46240 (“Arcadia”)
and
          JANA Master Fund, Ltd., an exempted company organized and existing under the laws of the Cayman Islands, whose principal place of business is located at 767 Fifth Avenue, 8th Floor, New York, NY 10153 (“JANA”)
and
          Vicis Capital Master Fund, a trust organized and existing under the laws of the Cayman Islands, whose principal place of business is located at 445 Park Avenue, 16th Floor, New York, NY 10022 (“Vicis”)
and
          LSP Partners, LP, a limited partnership organized and existing under the laws of the State of Florida, whose principal place of business is located at 10398 Gold Leaf Drive, Boynton Beach, FL 33437 (“LSP”).
RECITALS
          A. Arcadia has issued unsecured promissory notes and warrants to purchase common stock to JANA and Vicis. In addition, certain subsidiaries of Arcadia are indebted to JANA under a secured line of credit.
          B. Arcadia, JANA and Vicis have agreed to increase, extend and restructure the indebtedness represented by the notes and line of credit, and to exchange and exercise certain of the warrants, all on the terms and subject to the conditions set forth herein.
          C. LSP has agreed to extend a new loan to Arcadia on the terms and subject to the conditions set forth herein.
AGREEMENT
          In consideration of the mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE 1
Definitions
          In addition to the terms defined elsewhere in this Agreement, the following definitions shall apply for purposes of this Agreement:
          “Assignment and Assumption Agreement” means the Assignment and Assumption Agreement, dated as of the Effective Date, among the Borrowers, Arcadia and JANA, pursuant to which, among other things, (i) the Borrowers assign to Arcadia (with full recourse), and Arcadia assumes, the JANA Debt (Secured) and (ii) JANA consents to such assignment and covenants, under specified conditions, to release its security interests in all collateral securing the JANA Debt (Secured) and to cooperate with and assist the Borrowers and Arcadia in terminating all financing statements and any other instruments perfecting or evidencing such security interests.
          “Borrowers” means the subsidiaries of Arcadia that are the obligors on the JANA Debt (Secured).
          “Common Stock” means Arcadia’s Common Stock, par value $0.001 per share.
          “Exchange Shares” means the shares of Common Stock issued pursuant to Section 2.3.
          “JANA Debt” means all indebtedness (including accrued unpaid interest) of Arcadia and/or the Borrowers to JANA, which may be any of the following, as specified in the particular instance:
          (a) The “JANA Debt (Initial)” consists of the combination of:
          (i) all indebtedness of the Borrowers to JANA under the Revolving Line of Credit and Security Agreement, dated as of March 31, 2008, by and among JANA and certain subsidiaries of Arcadia, and under the related Promissory Note in the original principal amount of $5,000,000 (the “JANA Debt (Secured)”) (the amount of which is $5,510,210 as of the Effective Date); and
          (ii) all indebtedness of Arcadia to JANA under the Second Amended and Restated Promissory Note in the original principal amount of $12,000,000, dated March 31, 2008, issued by Arcadia to JANA (the “JANA Debt (Unsecured)”) (the amount of which is $12,525,157 immediately prior to the transactions contemplated by Section 2.1).
          (b) The “JANA Debt (Adjusted)” is the JANA Debt (Initial) as adjusted for the transactions contemplated by Section 2.1. The amount of the JANA Debt (Adjusted) is $18,035,367 as of the Effective Date.
          “JANA Notes” means the promissory notes and other agreements and instruments evidencing the JANA Debt, which may be either of the following, as specified in the particular instance:

          (a) the “JANA Notes (Initial)” are all of the promissory notes, agreements and instruments evidencing the JANA Debt (Initial); and
          (b) the “JANA Note (Adjusted)” is the promissory note in the principal amount of the JANA Debt (Adjusted) to be issued by Arcadia to JANA in the Note Exchange.
          “JANA Warrants” means any of the following held by JANA or one of its affiliates:
          (a) the Series A Common Stock Purchase Warrant to purchase up to 1,572,000 shares of Common Stock, dated May 4, 2004, issued by Arcadia to JANA (the “JANA Warrant (Series A)”);
          (b) the Series B-1 Common Stock Purchase Warrant to purchase up to 4,444,444 shares of Common Stock, dated September 28, 2005, issued by Arcadia to JANA (the “JANA Warrant (Series B-1)”); or
          (c) the Series B-2 Common Stock Purchase Warrant to purchase up to 1,555,555 shares of Common Stock, dated September 28, 2005, issued by Arcadia to JANA (the “JANA Warrant (Series B-2)”).
          “LSP Note” means the promissory note to be issued to LSP pursuant to Section 2.1(d).
          “May 2007 Warrants” means the Common Stock Purchase Warrants to purchase an aggregate of up to 2,754,726 shares of Common Stock, issued by Arcadia in May 2007 to various investors.
          “New Notes” means, collectively, the JANA Note (Adjusted), the LSP Note and the Vicis Note (Adjusted).
          “Note Exchange” means the exchanges of notes contemplated by Section 2.2.
          “Note Indebtedness Purchase Agreement” means the Note Indebtedness Purchase Agreement, dated as of the Effective Date, between JANA and Vicis pursuant to which Vicis purchases from JANA $2,000,000 principal amount of the JANA Debt (Unsecured).
          “Party” means Arcadia, JANA, Vicis and/or LSP, as the context requires.
          “Related Agreements” means the Assignment and Assumption Agreement, the Note Indebtedness Purchase Agreement, the JANA Note (Adjusted), the Vicis Note (Adjusted) and the LSP Note.
          “Shares” means the shares of Common Stock issued by Arcadia to JANA and Vicis pursuant to Articles 2 and 3.
          “Vicis Debt” means all indebtedness (including accrued unpaid interest) of Arcadia to Vicis, which may be either of the following, as specified in the particular instance:

          (a) The “Vicis Debt (Initial)” is all indebtedness of Arcadia to Vicis under and pursuant to the Promissory Note in the original principal amount of $5,000,000, dated March 31, 2008, issued by Arcadia to Vicis, as amended by the First Amendment thereto, dated March 31, 2008. The amount of the Vicis Debt (Initial) is $5,882,407.
          (b) The “Vicis Debt (Adjusted)” is the Vicis Debt (Initial) as adjusted for the transaction contemplated by the Note Purchase Agreement. The amount of the Vicis Debt (Adjusted) is $7,882,407 as of the Effective Date.
          “Vicis Notes” means the promissory notes and other agreements and instruments evidencing the Vicis Debt, which may be either of the following, as specified in the particular instance:
          (a) the “Vicis Notes (Initial)” is all of the promissory notes, agreements and instruments evidencing the Vicis Debt (Initial); and
          (b) the “Vicis Note (Adjusted)” is the promissory note in the principal amount of the Vicis Debt (Adjusted) to be issued by Arcadia to Vicis in the Note Exchange.
          “Vicis Warrants” means either of the following:
          (a) the Series B-1 Common Stock Purchase Warrant to purchase up to 8,888,889 shares of Common Stock, dated September 26, 2005, issued by Arcadia to Royal Bank of Canada, as sold and assigned to Vicis on December 28, 2006, and exercised by Vicis as to 4,787,500 shares on January 29, 2007, leaving a remaining balance of 4,101,389 warrant shares (the “Vicis Warrant (Series B-1)”); or
          (b) the Series B-2 Common Stock Purchase Warrant to purchase up to 3,111,111 shares of Common Stock, dated September 26, 2005, issued by Arcadia to Royal Bank of Canada, as sold and assigned to Vicis on December 28, 2006, and amended by Amendment No. 1 thereto dated March 31, 2008 (the “Vicis Warrant (Series B-2)”).
          “Warrant Exchange Agreement” means a letter agreement between Arcadia and a holder of May 2007 Warrants pursuant to which such holder agrees to exchange his May 2007 Warrant for either (a) one share of Common Stock for each share of Warrant Stock (without regard to any adjustment contemplated by or provided for therein) subject to such May 2007 Warrant, or (b) a new Common Stock Purchase Warrant to purchase up to double the number of shares of Warrant Stock (without regard to any adjustment contemplated by or provided for therein) subject to such May 2007 Warrant, and substantially in the form of the existing May 2007 Warrants, except that (i) the exercise price shall be reduced to $0.50 per share; (ii) the anti-dilution adjustment shall be calculated on a weighted average basis; and (iii) the exercise period shall be approximately five years from the Effective Date.

ARTICLE 2
Debt Transactions
          Section 2.1. Debt Adjustments.
          Subject to Section 2.4, immediately upon execution of this Agreement:
          (a) Vicis Purchase of JANA Debt (Unsecured). Vicis and JANA shall execute, deliver and perform the Note Indebtedness Purchase Agreement. Notice of such transaction is hereby deemed to be given to Arcadia.
          (b) JANA Advance. JANA shall advance to Arcadia an additional loan in the principal amount of $2,000,000.
          (c) Assignment/Assumption of JANA Debt (Secured). Arcadia, the Borrowers and JANA shall execute, deliver and perform the Assignment and Assumption Agreement.
          (d) LSP Advance. LSP shall advance to Arcadia a loan in the principal amount of $1,000,000, and Arcadia shall issue to LSP a promissory note in respect thereof.
          Section 2.2. Note Exchange.
          Subject to Section 2.4, immediately following consummation of the transactions contemplated by Section 2.1:
          (a) Exchange of JANA Notes. Arcadia shall issue to JANA the JANA Note (Adjusted) in exchange for the JANA Notes (Initial). Upon such exchange, the JANA Note (Adjusted) shall supersede and replace the JANA Notes (Initial) in all respects and shall evidence the JANA Debt (Adjusted) for all purposes. JANA shall cancel and surrender to Arcadia all of the JANA Notes (Initial).
          (b) Exchange of Vicis Notes. Arcadia shall issue to Vicis the Vicis Note (Adjusted) in exchange for the Vicis Notes (Initial). Upon such exchange, the Vicis Note (Adjusted) shall supersede and replace the Vicis Notes (Initial) in all respects and shall evidence the Vicis Debt (Adjusted) for all purposes. Vicis shall cancel and surrender to Arcadia all of the Vicis Notes (Initial).
          Section 2.3. Exchange Shares.
          In consideration for the transactions contemplated by Article 2, Arcadia shall issue 4,057,958 shares of Common Stock to JANA, 1,773,542 shares of Common Stock to Vicis, and 225,000 shares of Common Stock to LSP. Such shares shall be issued as soon as practicable upon compliance with applicable stock exchange listing requirements.

          Section 2.4. Condition Precedent.
          As a condition precedent to the transactions contemplated by Sections 2.1 and 2.2, Arcadia shall enter into a Warrant Exchange Agreement with each holder of May 2007 Warrants.
ARTICLE 3
Warrant Transactions
          Concurrently with the Note Exchange:
          Section 3.1. JANA Warrants.
          (a) Series A. JANA shall cancel and surrender to Arcadia the JANA Warrant (Series A) in exchange for 1,572,000 shares of Common Stock, which shares shall be issued as soon as practicable.
          (b) Series B-1. JANA shall exercise in full the JANA Warrant (Series B-1).
          (c) Series B-2. JANA shall cancel and surrender to Arcadia the JANA Warrant (Series B-2) without the issuance of any shares of Common Stock in respect thereof.
          Section 3.2. Vicis Warrants.
          (a) Series B-1. Vicis shall exercise in full the Vicis Warrant (Series B-1).
          (b) Series B-2. Vicis shall cancel and surrender to Arcadia the Vicis Warrant (Series B-2) in exchange for 4,044,444 shares of Common stock, which shares shall be issued as soon as practicable.
ARTICLE 4
Additional Covenants
          Section 4.1. Post-Closing Grants of Security Interests.
          (a) Documentation and Perfection of Existing Security Interests. The Assignment and Assumption Agreement provides that Arcadia and each of its operating subsidiaries which are party to the Assignment and Assumption Agreement (collectively, the “HHE Subsidiaries”) grants to each of JANA, Vicis and LSP (referred to in this Section 4.1 individually as a “Secured Party” and collectively as the “Secured Parties”) a security interest in the Collateral (as such term is used in the Assignment and Assumption Agreement; hereinafter, the “Collateral”). After the Effective Date, Arcadia and each of the HHE Subsidiaries will cooperate with the Secured Parties to execute and deliver any and all documents necessary or appropriate to establish on a more comprehensive basis the terms of the security interest in the Collateral and the obligations of Arcadia and the HHE Subsidiaries with respect thereto, together with any and all Uniform Commercial Code financing statements necessary to perfect the security interests in the Collateral. Arcadia and the HHE Subsidiaries agree to execute any and all necessary and appropriate documents to effectuate the foregoing (collectively, the “Security Interest Documents”) within five (5) business days of receipt.
          (b) Grant, Documentation and Perfection of Additional Security Interests. After the Effective Date:
     (i) Subject to clause (iii) below, Arcadia will, and will cause its subsidiary, PrairieStone Pharmacy, LLC (“PrairieStone”) and PrairieStone’s wholly-owned subsidiaries to, grant to the Secured Parties (A) the pledge of the capital stock of PrairieStone; and (B) a blanket lien and security interest in and to all the assets of PrairieStone and its wholly-owned subsidiaries. Arcadia, PrairieStone and PrairieStone’s wholly-owned subsidiaries agree to execute and deliver to the Secured Parties any and all documents and resolutions necessary to evidence, confirm and establish the liens and security interests described in the preceding sentence; provided, however, that, in addition to any additional requirements arising under subsection 4.1(b)(iii), the liens and security interests granted pursuant to this subsection 4.1(b)(i) will be subordinate and junior in all respects to the prior liens and security interests of AmerisourceBergen Drug Company (“ABDC”), and a condition precedent to the effectiveness of any grant or security interest in favor of the Secured Parties will be the execution of such lien subordination instruments as may be required by ABDC.
     (ii) Subject to clause (iii) below, Arcadia will use commercially reasonable efforts to cause its subsidiary, Arcadia Services, Inc., and its wholly-owned subsidiaries (collectively, “ASI”), to grant junior security interests in the assets of ASI to the Secured Parties and to complete any and all necessary documentation to effectuate, confirm and establish such security interests on or before June 30, 2009. In addition, Arcadia shall cause ASI to grant to the Secured Parties a first and prior security interest in such of the assets of ASI as are or become unencumbered at any time from and after the Effective Date.
     (iii) The covenants and undertakings set forth in subsections 4.1(b)(i) and (ii) are subject to the prior condition that neither Arcadia nor any of its subsidiaries shall be required to grant any liens, or take any other actions, to the extent that the same would materially and adversely affect any of its agreements or relationships with senior secured creditors of PrairieStone (or any of its subsidiaries) or ASI. Each of the Secured Parties agrees to execute and deliver any and all intercreditor and subordination documents and instruments that may be required by any senior secured lender as a precondition to the granting of any junior or senior lien or security interest with respect to any of the assets of PraireStone (or any of its subsidiaries) or ASI.
          (c) Execution and Delivery of Guaranties by HHE Subsidiaries. After the Effective Date, Arcadia will cause each of the HHE Subsidiaries to execute and deliver to each Secured Party an unconditional and continuing guaranty of any and all indebtedness and other obligations owed by Arcadia to such Secured Party (collectively, the “HHE Subsidiaries Guaranties”). The HHE Subsidiaries Guaranties will be executed simultaneously with the

Security Interest Documents, and the Security Interest Documents will provide that the obligations secured thereby include the obligations arising under the HHE Subsidiaries Guaranties.
          Section 4.2. Voting of Shares.
          Each of JANA and Vicis shall vote or cause to be voted all of its Beneficially Owned Shares in favor of the Option Plan Amendment and the Bonus Plan Proposal in connection with any vote or consent taken or solicited thereon. For purposes hereof, (a) “Beneficially Owned Shares” means all shares of Common Stock over which the stockholder has voting power in respect of a specified proposal as of the time any vote or consent is taken or solicited thereon; (b) the “Option Plan Amendment” means an amendment to the Company’s 2006 Equity Incentive Plan to increase the number of shares of Common Stock reserved for awards thereunder to 5% of the total number of authorized shares of Common Stock; and (c) the “Bonus Plan Proposal” means the payment of bonuses approved at any time by the Compensation Committee of the Company’s Board of Directors pursuant to the Company’s 2008 Performance Based Compensation Plan.
          Section 4.3. Share Listing.
          Arcadia shall secure the listing of all of the Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is listed (subject to official notice of issuance) and shall maintain such listing of all Shares. Arcadia shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.3.
          Section 4.4. Holding Periods.
          For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), Arcadia acknowledges that the holding period of (i) the Exchange Shares may be tacked onto the holding period of the JANA Notes (Initial) and Vicis Notes (Initial), as applicable, and (ii) the Shares issued pursuant to Sections 3.1(a) and 3.2(b) may be tacked onto the holding period of the warrants for which they are exchanged. Arcadia shall not take any position contrary to this Section 4.4.
ARTICLE 5
Registration of Shares
          Section 5.1. Registration Procedures and Expenses.
          The Company shall:
          (a) as soon as practicable, but in no event later than July 31, 2009 (the “Filing Deadline”), prepare and file with the Securities and Exchange Commission (“the Commission”) a registration statement on Form S-3 (the “Registration Statement”) relating to the resale by JANA or Vicis, as applicable (the “Shareholders”) of any of the Shares issued to them hereunder that have not previously been registered (the “Registrable Shares”);

          (b) use its best efforts, subject to receipt of necessary information from the Shareholders, to cause the Commission to declare the Registration Statement effective within 60 days after the Filing Deadline in the event that the Registration Statement is not selected for review by the Commission or (ii) within 90 days after the Filing Deadline in the event that the Registration Statement is selected for review by the Commission (each of (i) and (ii), the “Effective Deadline”);
          (c) permit the Shareholders to review and comment upon those sections in the Registration Statement entitled “Selling Stockholders” and “Plan of Distribution” at least two business days prior to the filing of the Registration Statement with the Commission;
          (d) by 9:30 a.m. on the business day following the effective date of the Registration Statement, file with the Commission in accordance with Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”) the final prospectus to be used in connection with sales pursuant to the Registration Statement;
          (e) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) such time as all of the Registrable Shares have been sold pursuant to the Registration Statement, or (ii) such time as the Registrable Shares become eligible for resale without restriction pursuant to Rule 144 or any other rule of similar effect (each of (i) and (ii), the “Registration Period”);
          (f) furnish to the Shareholders with respect to the Registrable Shares registered under the Registration Statement (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses and such other documents as the Shareholders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Shareholders;
          (g) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 5.1 and the registration of the Registrable Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Shareholders or underwriting discounts, brokerage fees and commissions incurred by the Shareholders, if any in connection with the offering of the Registrable Shares pursuant to the Registration Statement;
          (h) in order to enable the Shareholders to sell the Registrable Shares under Rule 144, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
          (i) not, and shall cause its subsidiaries and affiliates not to, identify any Shareholders as an underwriter in any public disclosure or filing with the Commission or any securities exchange or trading market;

          (j) notify the Shareholders in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information);
          (k) notify the Shareholders of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of the Registrable Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose;
          (l) furnish to the Shareholders, without charge, copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to the Registration Statement; and
          (m) if requested by a Shareholder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the Shareholders reasonably requests to be included therein relating to the sale and distribution of Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Shares to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to the Registration Statement if reasonably requested by the Shareholders.
          Section 5.2. Indemnification.
          For the purpose of this Section 5.2, the term “Shareholder/Affiliate” shall mean any affiliates of a Shareholder, including a transferee who is an affiliate of a Shareholder, and any person who controls the Shareholder or any affiliate of the Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to Section 5.1.
          (a) The Company agrees to indemnify and hold harmless the Shareholders and each Shareholder/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Shareholders or Shareholder/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to Rules 430A, 430B or 430C of the Rules and Regulations of the Securities Act, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”) or any subsequent amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or in any writing delivered pursuant to this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse the Shareholders and each Shareholder/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Shareholders or such Shareholder/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Shareholder expressly for use therein, (ii) the inaccuracy of any representation or warranty made by any Shareholder herein, or (iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Shareholders prior to the pertinent sale or sales by the Shareholders.
          (b) Each Shareholder will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the prior written consent of such Shareholders) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Investor expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person of the Company for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that an Investor shall be liable under this Section 5.2 for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Shares pursuant to such Registration Statement.
          (c) Promptly after receipt by an indemnified party under this Section 5.2 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.2, promptly notify the indemnifying party in writing thereof; but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5.2 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party, based upon the advice of such indemnified party’s counsel, shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent; provided that such consent shall not be unreasonably withheld or delayed.
          (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5.2 to the fullest extent permitted by law; provided, however, that: (i) no person involved in the sale of the Registrable Shares, which person is guilty of fraudulent misrepresentation (within the meaning of Section

11(f) of the Securities Act) in connection with such sale, shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Shares pursuant to such Registration Statement.
ARTICLE 6
Representations and Warranties
          Section 6.1. General Corporate Matters.
          Each Party hereby represents and warrants to each of the other Parties that:
          (a) Organization and Power. It is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. It has all requisite power and authority to conduct its business and engage in the transactions provided for in this Agreement and each of the Related Agreements to which it is a party (as applicable to any Party, the “Applicable Agreements”).
          (b) Authorization and Validity of Agreements. The execution, delivery and performance by it of the Applicable Agreements, and the consummation by it of the transactions contemplated thereby, have been duly authorized and approved by all necessary corporate or equivalent action on its part. The Applicable Agreements have been duly executed and delivered by it and constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other laws relating to or affecting creditors’ rights generally and by general equity principles.
          (c) Absence of Conflicts. The execution, delivery and performance by it of the Applicable Agreements, and the consummation by it of the transactions contemplated thereby, do not and will not: (i) violate any applicable laws or regulations; (ii) conflict with, or result in the breach of any provision of, its certificate or articles of incorporation, bylaws or equivalent organizational documents; or (iii) violate, conflict with, result in the breach or termination of, or constitute a default under (or event which, with notice, lapse of time or both, would constitute a default under), any contract or agreement to which it is a party or by which any of its properties or businesses are bound.
          (d) Consents. No authorization, consent or approval of, or notice to or filing with, any governmental authority (or, with respect to Arcadia, any regulatory or self-regulatory agency or the stockholders of Arcadia) is required for the execution, delivery and performance by it of the Applicable Agreements (including the issuance of the Shares), except such as may be required pursuant to applicable federal and state securities laws and stock exchange listing requirements.

          Section 6.2. Arcadia Representations and Warranties.
          Arcadia hereby represents and warrants to JANA, Vicis and LSP (each, an “Investor”) as follows:
          (a) Valid Issuance of Shares. Upon issuance in accordance with the terms of this Agreement, the Shares shall be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issuance thereof.
          (b) Securities Law Compliance. Assuming the accuracy of the representations and warranties of Investors contained in Section 6.3, the issuance of the Shares and the New Notes (collectively, the “Securities”) is exempt from the registration requirements of the Securities Act and applicable state securities laws.
          (c) No Conflicts. The execution and delivery of this Agreement, the New Notes, the Assignment and Assumption Agreement, and each of the warrants and other agreements contemplated hereby and thereby, and the granting of the liens and the performance of the other obligations hereunder and thereunder, do not violate or conflict with or constitute a default under any material agreement to which Arcadia or any of its subsidiaries is bound.
          (d) Rule 16b-3. In connection with the approval of the transactions set forth herein, the Board of Directors of Arcadia has passed a resolution substantially in the following form:
     “RESOLVED, that the securities to be exchanged with and issued to JANA Master Fund, Ltd. and Vicis Capital Master Fund pursuant to and as described in the Master Exchange Agreement shall be made in accordance with, and shall be subject to the exemptions contained in, Rule 16b-3 of the Exchange Act.”
          Section 6.3. Investor Representations and Warranties.
          Each Investor acknowledges that the Securities have not been registered under the Securities Act and are being issued pursuant to an exemption from such registration based in part upon the representations and warranties set forth in this Section 6.3. Each Investor hereby represents and warrants, severally and not jointly, to Arcadia as follows:
          (a) Investor Bears Economic Risk. Investor acknowledges that (i) it must bear the economic risk of its investment in the Securities indefinitely unless the sale or disposition of the Securities is registered under the Securities Act or an exemption from registration is available; (ii) upon issuance, the Securities will be restricted against transfer in violation of federal and state securities laws, and the certificates representing the Securities will bear a legend with respect to such restrictions; and (iii) there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Investor to sell or dispose of the Securities under the circumstances, in the amounts or at the times Investor might propose.
          (b) Acquisition for Own Account. Investor is acquiring the Securities for its own account for investment only, and not with a view to the resale or other distribution thereof.

          (c) Investor Can Protect its Interest. Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Arcadia so that it is capable of evaluating the merits and risks of its investment in Arcadia. By reason of such experience and its additional business and financial experience, Investor has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the Related Agreements.
          (d) Accredited Investor. Investor is an accredited investor within the meaning of Regulation D under the Securities Act.
          (e) Company Information. Investor has access to Arcadia’s public filings and has had the opportunity to discuss Arcadia’s business, management and financial affairs with Arcadia’s management.
          (f) Rule 144. Investor acknowledges that, upon issuance, the Securities will be “restricted securities” as defined in Rule 144. Investor is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Arcadia, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations in certain circumstances.
          (g) Legal Residence. The office of Investor in which its investment decision was made is located at the address of Investor set forth in the opening paragraph of this Agreement.
          (h) Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), then Investor has satisfied itself with respect to compliance with the laws of its jurisdiction in connection with the transactions contemplated by the Applicable Agreements, including (i) the legal requirements for the acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any required governmental or other consents, and (iv) the tax consequences of the acquisition and/or subsequent disposition of the Securities. Neither Arcadia’s issuance nor Investor’s ownership of the Securities will violate any applicable securities or other laws of Investor’s jurisdiction.
ARTICLE 7
Miscellaneous
          Section 7.1. Third Party Rights.
          This Agreement is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the Parties and their affiliates.

          Section 7.2. Amendments.
          This Agreement shall not be released, discharged, amended or modified in any manner except by a written instrument signed by duly authorized officers or representatives of each of the Parties.
          Section 7.3. Governing Law.
          Any claim or controversy relating in any way to this Agreement shall be governed by and interpreted exclusively in accordance with the laws of the State of New York and the laws of the United States, without regard to the conflicts of law principles thereof.
          Section 7.4. Waiver of Compliance.
          No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees, except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party, which waiver shall be effective only with respect to the specific obligation and instance described therein.
          Section 7.5. Notices.
          All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the respective Parties at the following addresses, or to such other addresses as may be designated by the Parties in writing from time to time in accordance with this Section, by registered or certified mail, postage prepaid, or by express courier service, service fee prepaid, or by facsimile with a hard copy to follow via mail or express courier service in accordance with this Section.

To JANA:	c/o JANA Partners LLC 767 Fifth Avenue, 8th Floor New York, New York 10153 Attn: Marc Lehmann, Partner Fax No. (212) 455-0901

To Vicis:	445 Park Avenue, 16th Floor New York, New York 10022 Attn: Keith Hughes Fax No. (212) 909-4601

To LSP:	10398 Gold Leaf Drive Boynton Beach, Florida 33437 Attn: Aaron Lehmann Fax No. _________

To Arcadia:	Arcadia Resources, Inc. 9229 Delegates Row, Suite 260 Indianapolis, IN 46240 Attention: Chief Executive Officer Fax No. (317) 575-6195

with copies to:

Arcadia Resources, Inc. 9229 Delegates Row, Suite 260 Indianapolis, IN 46240 Attention: Chief Legal Officer Fax No. (317) 575-6195

and

Daniel L. Boeglin, Esq. Baker & Daniels LLP 600 East 96th Street, Suite 600 Indianapolis, IN 46240 Fax No.: (317) 569-4800
All notices shall be deemed given and received (i) if delivered by hand, immediately, (ii) if sent by mail, three business days after posting, (iii) if delivered by express courier service, the next business day in the jurisdiction of the recipient, or (iv) if sent by fax, at the time shown in the confirmed electronic receipt, or on the first business day thereafter if the notice is sent on other than a business day.
          Section 7.6. Counterparts; Form of Signatures.
          This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Any such counterpart delivered by facsimile or electronically shall be valid and have the same force and effect as an original.
          Section 7.7. Further Assurances.
          From time to time, as and when requested by any Party, the other Parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further actions as such other Parties may reasonably deem necessary or desirable to carry out the intentions of the Parties embodied in this Agreement.
          Section 7.8. Construction.
          The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Words of one gender shall be deemed to include the other gender as the context requires. Standard variations on defined terms (such as the plural form of a term defined in the singular form, and the past tense of a term defined in the present tense) shall be deemed to have meanings that correlate to the meanings of the defined terms. The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Exhibits and Schedules hereto, if any) and not to any particular provision of this Agreement. Article, Section, Exhibit and Schedule references are to the Articles, Sections, Exhibits and Schedules to this Agreement unless otherwise specified. Unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive. Unless otherwise specified in a particular case, the word “days” refers to calendar days. References herein to this Agreement shall be deemed to refer to this Agreement as of the date of such agreement and as it may be amended thereafter, unless otherwise specified. All references to “dollars” or “$” shall be deemed references to the lawful money of the United States of America. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of any provision of this Agreement.
          Section 7.9. Survival.
          The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.
          Section 7.10. Successors and Assigns.
          Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and assigns.
          Section 7.11. Consent.
          JANA and Vicis hereby approve and consent to the transactions contemplated by this Agreement to the extent such approval and/or consent is required or necessary to avoid a breach or default (or any other adverse consequence) under any contract, agreement, document or instrument between JANA or Vicis (or any of their respective affiliates), on the one hand, and Arcadia and/or any of its affiliates, on the other hand.
[REMAINDER OF PAGE INTENTIONALLY BLANK;
SIGNATURE PAGE FOLLOWS]

[Signature Page to Master Exchange Agreement]
          The Parties have executed this Agreement as of the Effective Date to evidence their agreement to the terms and provisions set forth herein.

Arcadia Resources, Inc.		JANA Master Fund, Ltd.
		By:	JANA Partners LLC, its Investment Manager

By:	/s/ Marvin R. Richardson	By:	/s/ Marc Lehmann

	Name: Marvin R. Richardson		Name: Marc Lehmann
	Title: President & CEO		Title: Partner

Vicis Capital Master Fund		LSP Partners, LP

By:	/s/ Keith W. Hughes	By:	/s/ Aaron Lehmann, GP

	Name: Keith W. Hughes		Name: LSP Partners, LP
	Title: Chief Financial Officer		Title: General Partner